UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2017

SEMGROUP CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-34736	20-3533152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Warren Place

6120 S. Yale Avenue, Suite 1500

Tulsa, OK 74136-4231

(Address of principal executive offices)

(918) 524-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Purchase and Sale Agreement

On June 5, 2015, SemGroup Corporation, a Delaware corporation (the “Company”) entered into a purchase and sale agreement (the “Purchase Agreement”), pursuant to which the Company has agreed to indirectly acquire 100% of the equity interests in Buffalo Parent Gulf Coast Terminals LLC, a Delaware limited liability company (“BPGCT”), the parent company of Buffalo Gulf Coast Terminals LLC, a Delaware limited liability company and Houston Fuel Oil Terminal Company LLC, a Delaware limited liability company (“HFOTCO”), in exchange for a purchase price to be paid by the Buyers (defined below) to the Sellers (defined below) in two payments (the “Transaction”). The first payment will occur at the closing of the Transaction (the “Closing”), and consists of aggregate consideration of $1.5 billion, subject to customary adjustments for working capital, net indebtedness and capital expenditures as of Closing, which amount will be composed of assumed indebtedness at HFOTCO (currently expected to be approximately $785 million), between $300 million and $400 million in the form of shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), priced at $32.30 per share, and the remainder in cash. The second payment will be paid on or prior to December 31, 2018, and consists of $600 million of cash if paid prior to December 31, 2018, which amount is discounted at a rate of 5% per annum if paid prior to December 31, 2018, and increases to $680 million if not paid by December 31, 2018, but which amount must be paid any time after December 31, 2018 upon the written request of Sellers and, in any event, not later than December 31, 2019 (the “Second Payment”). The Company entered into the Purchase Agreement with Beachhead I LLC, a Delaware limited liability company (“Buyer I”), Beachhead II LLC, a Delaware limited liability company (“Buyer II” and, together with Buyer I, “Buyers”), which are each indirect wholly-owned subsidiaries of the Company, Buffalo Investor I, L.P., a Delaware limited partnership (“Buffalo I”), Buffalo Investor II, L.P., a Delaware limited partnership (“Buffalo II” and, together with Buffalo I, the “Sellers”).

Neither the Company nor any of the subsidiaries of the Company other than BPGCT, Buyers and Beachhead Holdings LLC, a Delaware limited liability company and the parent company of the Buyers (collectively, the “Guarantors”), will have any obligation to pay the Second Payment to Sellers. Instead, the Second Payment will be secured by a pledge of the equity interests in BPGCT and Buyers in favor of Sellers. Prior to the payment of the Second Payment, the Guarantors will agree to certain customary covenants and events of default in a Guarantee, Pledge and Security Agreement to be entered into at Closing, a form of which is attached as an exhibit to the Purchase Agreement, and include corresponding customary special purpose and separateness covenants in the organizational documents of BPGCT and Buyers. In the event the Second Payment is not paid when due, the Sellers have the right to force the sale of Buyers and BPGCT to satisfy the Second Payment.

The Purchase Agreement contains customary representations and warranties by the parties. In addition, the parties have agreed to covenants relating to, among other things, (i) the conduct of its business during the interim period between the execution of the Purchase Agreement and the Closing, (ii) the obligation to use reasonable best efforts to cause the Transaction to be consummated and to obtain expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), and (iii) the obligation of the Company to consummate a backstop financing commitment.

The completion of the Transaction is subject to satisfaction or waiver of certain closing conditions, including but not limited to: (i) the absence of any law, order, decree or injunction prohibiting the consummation of the Transaction , (ii) the expiration or termination of any waiting period under the HSR Act, (iii) subject to specified materiality standards, the accuracy of the representations and warranties of each party, (iv) compliance by each party in all material respects with its covenants, (v) the absence of Uncured Casualty Losses (as defined in the Purchase Agreement) that are reasonably expected to require expenditures, individually or in the aggregate, in excess of $100 million after Closing, (vi) certain identified third party consents being obtained by Sellers and (vii) the absence of a Material Adverse Effect (as defined in the Purchase Agreement) during the interim period between the date of execution of the Purchase Agreement and Closing.

Each party has agreed to indemnify the other for breaches of representations and warranties, breaches of covenants and certain other matters, subject to certain exceptions and limitations. Subject to the satisfaction of the closing conditions and regulatory approval, the Transaction is expected to close in the third quarter of 2017. The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Closing, the Company and the Sellers will enter into a Registration Rights Agreement that will grant the Sellers certain customary registration rights for shares of Class A Common Stock issued by the Company as consideration pursuant to the Purchase Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, the Company intends to issue between $300 million and $400 million of shares of its Class A Common Stock, priced at $32.30 per share, to the Sellers at Closing. The shares of Class A Common Stock described in this Item 3.02 will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.

The information set forth in Item 1.01 with respect to the Transaction is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On June 6, 2017, the Company issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are furnished herewith.

Exhibit Number	Description

2.1	Purchase and Sale Agreement by and among SemGroup Corporation, Beachhead I LLC, Beachhead II LLC, Buffalo Investor I, LP and Buffalo Investor II, LP, dated as of June 5, 2017.*

99.1	Press Release dated June 6, 2017, issued by SemGroup Corporation.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the U.S. Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: June 6, 2017	By:	/s/ William H. Gault
	Name:	William H. Gault
	Title:	Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Purchase and Sale Agreement by and among SemGroup Corporation, Beachhead I LLC, Beachhead II LLC, Buffalo Investor I, LP and Buffalo Investor II, LP, dated as of June 5, 2017.*

99.1	Press Release dated June 6, 2017, issued by SemGroup Corporation.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the U.S. Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules or exhibits so furnished.